
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited condensed financial statements of T. Rowe Price Realty
Income Fund I,
A No-Load Limited Partnership included in the accompanying Form
10-Q for the
period ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000752743
<NAME> T. ROWE PRICE REALTY INCOME FUND I, A NO-LOAD LIMITED
PARTNER

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-START>                             OCT-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                         501,000
<SECURITIES>                                         0
<RECEIVABLES>                                  216,000
<ALLOWANCES>                                    38,000
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      45,527,000
<DEPRECIATION>                               9,966,000
<TOTAL-ASSETS>                              36,674,000
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  36,043,000<F2>
<TOTAL-LIABILITY-AND-EQUITY>                36,674,000
<SALES>                                              0
<TOTAL-REVENUES>                             1,487,000
<CGS>                                                0
<TOTAL-COSTS>                                1,180,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0<F3>
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                307,000
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            307,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   307,000
<EPS-PRIMARY>                                        0<F4>
<EPS-DILUTED>                                        0

<F1>Not contained in registrant's unclassified balance sheet.
<F2>Partners' capital.
<F3>Not reported at interim.
<F4>Not applicable.  Net income per limited partnership unit is
$3.05.